Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire Senior Vice President and Chief Financial Officer 919-862-1000	Mike Freeman Executive Director, Investor Relations and Corporate Communications 919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES

3Q2005 FINANCIAL RESULTS

CONFERENCE CALL AND WEBCAST

RALEIGH, NC, OCTOBER 25, 2005—Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today announced that the Company will report third quarter ended September 30, 2005 financial results before the market opens on Tuesday, November 8, 2005.

The Company will host a conference call at 9:00 a.m. ET, on Tuesday, November 8, 2005. Interested parties can access the conference call by way of web cast or telephone. The live web cast will be available at http://www.salix.com. A replay of the web cast will be available at the same location.

The telephone numbers to access the conference call are (800) 946-0782 (U.S. and Canada) or (719) 457-2657 (international.) The access code for the call is 9846683. A replay of the call will be available from 12:00 noon ET. The telephone numbers to access the replay of the call are (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (international.) The access code for the replay is 9846683.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team. Salix markets COLAZAL®,

XIFAXAN®, VISICOL®, AZASAN®, ANUSOL-HC® and PROCTOCORT®. A granulated mesalamine product also is under development.

Salix trades on the Nasdaq National Market under the ticker symbol “SLXP.”

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.